EXHIBIT 10.6

MARIMBA, INC.

1999 NON-EMPLOYEE DIRECTORS OPTION PLAN

(AS AMENDED THROUGH MARCH 4, 2004)

MARIMBA, INC.

1999 NON-EMPLOYEE DIRECTORS OPTION PLAN

ARTICLE 1. PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Company by providing the non-employee members of the Board with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company.

ARTICLE 2. ADMINISTRATION

The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

ARTICLE 3. STOCK SUBJECT TO THE PLAN

A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be fixed at 150,000 shares. As of January 1 of each year, starting in 2000, the aggregate number of shares of Common Stock available for purchase during the life of the Plan shall automatically be increased by the number of shares necessary to cause the number of shares then available for purchase to be restored to 150,000.

B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the holder of such option.

C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The adjustments to the outstanding options shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be final, binding and conclusive.

ARTICLE 4. ELIGIBILITY

The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) those individuals serving as non-employee Board members on the effective date of the IPO and (ii) those individuals who are first elected or appointed as non-employee Board members after the effective date of the IPO, whether through appointment by the Board or election by the Company’s stockholders. A non-employee Board member shall not be eligible to receive the initial automatic option grant described in Section 5.A.2 if such individual has previously been in the employ of the Company (or any parent or subsidiary). However, a non-employee Board member shall be eligible to receive one or more annual option grants described in Section 5.A.3 or 5.A.4, whether or not he or she has previously been in the employ of the Company (or any parent or subsidiary). Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

ARTICLE 5. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A. Grant Date. Option grants shall be made on the dates specified below:

1. Each individual who first became an Eligible Director prior to 1999 and is an Eligible Director on the effective date of the IPO shall automatically be granted, on the effective date of the IPO, a fully vested non-statutory option to purchase 7,500 shares of Common Stock.

2. Each individual who first becomes an Eligible Director after the effective date of the IPO but before September 6, 2001, whether through election by the Company’s stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a fully vested non-statutory option to purchase 15,000 shares of Common Stock. Each individual who first becomes an Eligible Director on or after September 6, 2001, whether through election by the Company’s stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 30,000 shares of Common Stock. The 30,000-share option shall vest in two equal annual installments measured from the date of grant, provided the individual remains an Eligible Director until the option vests.

3. On the date of each Annual Meeting, beginning with the 2001 Annual Meeting, each Eligible Director who serves on the Board at the time of that Annual Meeting, whether or not standing for re-election, shall automatically be granted a non-statutory option to purchase 10,000 shares of Common Stock. An Eligible Director who resigns effective at an Annual Meeting shall not be eligible to be granted a non-statutory option at that time. The option shall vest in full after one year, measured from the date of grant, provided the individual remains an Eligible Director until the option vests. There shall be no limit on the number of such annual 10,000-share option grants any one Eligible Director may receive over his or her period of continued Board service. Notwithstanding anything in this Section 5.A.3 to the contrary, an individual who first becomes an Eligible Director between July 19, 2001 and September 5, 2001 and who serves on the Board on the date of the 2001 Annual Meeting, shall automatically be granted a non-statutory option to purchase 15,000 shares of Common Stock. The 15,000- share option grant shall vest in two equal annual installments measured from the date of grant, provided the individual remains an Eligible Director until the option vests.

4. On the date of each Annual Meeting, beginning with the 2001 Annual Meeting, each Eligible Director who serves on a committee of the Board at that time, shall automatically be granted a non-statutory option to purchase 2,500 shares of Common Stock for each committee on which he or she serves. The option shall vest in full after one year measured from the date of grant, provided the individual remains an Eligible Director and continues to serve on such committee or committees until the option vests. There shall be no limit on the number of such annual 2,500-share option grants any one Eligible Director may receive over his or her period of continued Board service.

5. However, each Eligible Director who in a calendar year received an initial non-statutory option under this Plan (as described in Section 5.A.2) shall first be eligible to be granted a non-statutory option to purchase 10,000 shares of Common Stock under this Plan (as described in Section 5.A.3) at the Annual Meeting occurring at any time in the year that is two calendar years following the year in which the Eligible Director received the non-statutory option to purchase 15,000 or 30,000 shares under this Plan (as described in Section 5.A.2). For example, if an Eligible Director received a non-statutory option to purchase 30,000 shares of Common Stock (as described in Section 5.A.2) in 2001, this Eligible Director will first become eligible to receive a non-statutory option to purchase 10,000 shares of Common Stock (as described in Section 5.A.3) at the Annual Meeting occurring in 2003. The restrictions set forth in this Section 5.A.5 shall not apply to the 15,000-share option grant described in Section 5.A.3, above.

B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date, except that the exercise price per share of Common Stock subject to the automatic grant described in Section 5.A.1 above will be the initial price offered to the public on the effective date of the IPO.

C. Payment.

The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

(i) all or part of the exercise price may be paid in cash or check made payable to the Company’s order; or

(ii) all or part of the exercise price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the exercise price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes; or

(iii) all or part of the exercise price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; or

(iv) all or part of the exercise price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

D. Exercisability/Vesting. Each automatic option grant shall vest as described in Section 5.A above and shall be subject to acceleration as provided in Article 6.

E. Option Term. Each automatic option grant under the Plan shall have a maximum term of ten (10) years measured from the automatic grant date.

F. Non-Transferability. During the lifetime of the Optionee, each automatic option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee’s death; provided, however, that the option may be transferred to a trust in which at least 50% of the beneficial interests in such trust are held by the Optionee and Optionee’s “immediate family” (defined as any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships), or a family partnership in which the Optionee and Optionee’s immediate family control more than 50% of the voting power. The option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s legal representative) or by the trustee of such a trust or the general partner of such a family partnership.

G. Effect of Termination of Board Service.

1. Should the Optionee cease to serve as a Board member for any reason (including Disability or death) while holding one or more automatic option grants under the Plan, then such individual shall have a twelve-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares for which the option is vested and exercisable at the time of his or her cessation of Board service.

2. Should the Optionee die while serving as a Board member, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for the option shares for which the option is vested and exercisable at the time of his or her cessation of Board service (less any option shares purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve-month period measured from the date of the Optionee’s cessation of service.

3. In no event shall any automatic option grant under this Plan remain exercisable after the expiration date of the maximum ten-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 2 above or (if earlier) upon the expiration of the maximum ten-year option term, the unexercised automatic option grant shall terminate and cease to be outstanding.

H. Stockholder Rights. The holder of an automatic option grant shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Stock Option Agreement approved for use under the Plan.

J. Affiliates of Eligible Directors. The Board may provide that the non-statutory options that otherwise would be granted to an Eligible Director under this Article 5 shall instead be granted to an affiliate of such Eligible Director. Such affiliate shall then be deemed to be an Eligible Director for purposes of the Plan, provided that the service-related termination provisions pertaining to the non-statutory options shall be applied with regard to the service of the Eligible Director.

ARTICLE 6. CHANGE IN CONTROL

A. Unless the applicable agreement evidencing the option provides otherwise, in the event of any Change in Control, the vesting of each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the closing date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent such option, in connection with the Change in Control, remains outstanding, or is assumed by the surviving corporation (or parent thereof) or substituted with an option with substantially the same terms by the surviving corporation (or parent thereof). The determination of whether a substituted option has substantially the same terms as an option granted by the Company shall be made by the Committee, and its determination shall be final, binding and conclusive.

B. In the event that an Eligible Director does not become a member of the board of directors of a surviving corporation (or parent thereof) upon the closing date of a Change in Control, the vesting of 50% of the unvested shares of Common Stock at the time subject to each outstanding option of such Eligible Director shall automatically accelerate so that each such option shall, immediately prior to the specified closing date for the Change in Control, become exercisable for 50% of the unvested shares of Common Stock at the time subject to that option. Immediately following the consummation of the Change in Control, each automatic option grant under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the surviving corporation (or parent thereof).

C. The automatic option grants outstanding under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 7. DISSOLUTION, LIQUIDATION AND REORGANIZATIONS

A. Dissolution and Liquidations. To the extent not previously exercised, options shall terminate immediately prior to the dissolution or liquidation of the Company.

B. Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding options by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding options by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding options, (d) full exercisability or vesting and accelerated expiration of the outstanding options or (e) settlement of the full value of the outstanding options in cash or cash equivalents followed by cancellation of such options.

ARTICLE 8. AMENDMENT OF THE PLAN AND AWARDS

The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. Stockholder approval shall be obtained to the extent required by applicable law. The Board amended the Plan on March 4, 2004 to permit the transfer of an option to a trust or family partnership for the exclusive benefit of the applicable Optionee and Optionee’s immediate family, subject to the terms and conditions of the Plan. The Board earlier amended the Plan on July 20, 2001, subject to the approval of the Company’s stockholders at the 2001 Annual Stockholders Meeting, to (i) change the number of option shares granted to Eligible Directors from 15,000 shares to 30,000 shares for an initial grant under Section 5.A.2, (ii) change the number of option shares granted at each Annual Meeting from 7,500 to 10,000 for annual option grants under Section 5.A.3, and provide that any individual who first becomes an Eligible Director between July 19, 2001 and September 5, 2001 shall receive a 15,000-share option grant at the 2001 Annual Stockholders Meeting, (iii) add a new Section 5.A.4 providing for an annual option grant of 2,500 shares for committee membership, and (iv) provide for vesting of the initial grants and annual grants.

ARTICLE 9. EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective on the effective date of the IPO. One or more automatic option grants may be made under the Plan at any time on or after the effective date of the IPO.

B. The Plan shall terminate upon the earlier of (i) February 1, 2009 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants.

ARTICLE 10. USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

ARTICLE 11. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the Nasdaq National Market or any stock exchange on which the Common Stock is then listed for trading.

ARTICLE 12. NO IMPAIRMENT OF RIGHTS

Neither the action of the Company in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

ARTICLE 13. MISCELLANEOUS PROVISIONS

A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, except for their choice-of-law provisions.

C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by a change in control or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

ARTICLE 14. DEFINITIONS

Annual Meeting: the annual meeting of the Company’s stockholders.

Board: the Company’s Board of Directors.

Code: the Internal Revenue Code of 1986, as amended.

Change in Control:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the 1934 Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the shares of Common Stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

B. Committee: A committee of the Board which shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the 1934 Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

Common Stock: shares of the Company’s common stock.

Company: Marimba, Inc., a Delaware corporation.

Disability: the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

Eligible Director: a member of the Board who is eligible to receive options under this Plan as described in Article 4 of the Plan.

Fair Market Value: the market price of shares of Common Stock, determined by the Board in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Board shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

IPO: the initial offering of Common Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

1934 Act: the Securities Exchange Act of 1934, as amended.

Optionee: any person to whom an option is granted under the Plan.

Parent: any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

Plan: this Marimba, Inc. 1999 Non-Employee Directors Option Plan.

Subsidiary: means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

MARIMBA, INC. 1999 NON-EMPLOYEE DIRECTORS OPTION PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Common Stock of Marimba, Inc. (the “Company”):

Name of Optionee:

Total Number of Shares Granted:

Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1999 Non-Employee Directors Option Plan (the “Plan”) and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:	MARIMBA, INC.

By:

Title:

Print Name

MARIMBA, INC. 1999 NON-EMPLOYEE DIRECTORS OPTION PLAN

STOCK OPTION AGREEMENT

Tax Treatment	This option is intended to be a nonstatutory option, as provided in the Notice of Stock Option Grant.

Vesting

This option becomes vested and exercisable in installments, as shown in the Notice of Stock Option Grant. In addition, this option becomes vested and exercisable in full if the Company is subject to a “Change in Control” (as defined in the Plan) before your Service terminates, unless this option remains outstanding following the Change in Control, or is assumed by the surviving corporation (or parent thereof) or substituted with an option with substantially the same terms by the surviving corporation (or parent thereof). The determination of whether a substituted option has substantially the same terms as this option shall be made by the Compensation Committee, and its determination shall be final, binding and conclusive.

In addition, if the Company is subject to a Change in Control before your Service terminates and if you do not become a member of the board of directors of the surviving corporation (or parent thereof) upon the closing date of the Change in Control, then 50% of the Shares under this option that are unvested on such closing date shall become vested and exercisable immediately prior to the closing date of the Change in Control.

No additional shares become vested and exercisable after your Service has terminated for any reason.

Term	This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your service terminates, as described below.)

Termination	If your Service terminates for any reason (including death or disability), then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date. The Company determines when your Service terminates for this purpose.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

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Notice of Exercise	When you wish to exercise this option, you must notify the Company by filing the proper
“Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the
Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option exercise price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

•	Your personal check, a cashier’s check or a money order.

•	Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

•	Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•	Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

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Withholding Taxes and Stock Withholding	The Company may require you to show that you have made arrangements to pay any withholding taxes due as a result of the option exercise before allowing you to exercise this option. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale	By signing this Agreement, you agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your option has not expired.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS

AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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